Exhibit 8
Form 10-KSB
Reddi Brake Supply Corporation, Inc.

                     ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made and entered into as of April 29, 1997, by and among REDDIBRAKE SUPPLY COMPANY, INC., a California corporation located at 1376 Walter Street, Ventura, CA. 93003 ("Seller") and EXPRESS PARTS WAREHOUSE, INC., a North Carolina corporation located 3825 Barrett Drive, Suite 104, Raleigh, North Carolina 27609 ("Buyer").

                            WITNESSETH

     WHEREAS, Seller has been engaged in the business of supplying brake systems, chassis components and other automobile undercarriage parts primarily to automobile repair facilities through various outlets throughout the United States (the "Business");

      WHEREAS, Seller is a debtor and debtor in possession in a case under Chapter 11 of Title 11 of the United States Code, pending in the United States Bankruptcy Court for the Central District of California, at Santa Barbara, CA. (the "Bankruptcy Court") and assigned Case No. ND 97-11349-RR;

      WHEREAS, Seller now desires to sell to the Buyer and Buyer wishes to purchase substantially all of the Assets of the Seller utilized in the Business (the "Assets," as defined in Section 1.1. hereof), on the terms and conditions hereinafter set forth (the "Sale");

     WHEREAS, the consummation of the Sale shall be subject to the entry of an Order of the Bankruptcy Court, as set forth in Sections 7.3. and 8.3. below, authorizing the Sale of the Assets by the Seller to the Buyer free and clear of all liens and encumbrances pursuant to Section 363 of the Bankruptcy Code and the assumption and assignment to the Buyer of the "Real Estate Leases", as such term is hereinafter defined, pursuant to Section 365 of the Bankruptcy Code (the "Sale and Lease Assumption Order"); and

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE I

                    PURCHASE AND SALE OF ASSETS

     1.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, on the "Closing Date" (as defined in Article III below), Buyer shall purchase and acquire from Seller and Seller shall sell, convey, assign and transfer to Buyer all of the assets utilized by the Seller in

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

the operation of the Business described below, except the "Excluded Assets" as such term is defined in Section 1.2. below, which are owned or held by the Seller on the Closing Date. The Assets subject to the Sale are as follows:

      1.1.a. all of the accounts receivable (gross) of the Seller arising from the ordinary course of the Business existing on the Seller's books and records as of the Closing Date (the "Accounts Receivable");

      1.1.b.    all of the inventory owned by the Seller as of the
Closing Date (the "Inventory");

      1.1.c. all of the real property leases held by the Seller listed in Schedule 1.1.c.1. attached hereto and made a part hereof (the "Assumed Leases"), except for those real property leases listed in Schedule 1.1.c.2. attached hereto and made a part hereof (the "Excluded Leases");

       1.1.d.   all  computer  equipment  and  systems,  telephone
equipment and systems, machinery and equipment, motor vehicles and furniture and furnishings owned by the Seller;

      1.1.e. certain items of machinery and equipment or computers which the Seller holds subject to leases, as listed on Schedule 1.l.e. which will be attached hereto and made a part hereof prior to May 20, 1997 (the "Leased Equipment") ;

      1.1.f. all names, copyrights, logos, trademarks, computer software, goodwill and other intellectual property rights owned by the Seller; including but not limited to the trade style "ReddiBrake";

     1.1.g. those intellectual property rights, licenses and other rights and assets held by the Seller which are subject to licenses or other agreements as listed in Schedule 1.1.g. which will be attached hereto and made a part hereof prior to May 20, 1997 (the "Licensed Rights");

     1. 1.h. all personal properties, supplies, tools, post office box, telephone numbers, supplier, sales and vendor records of Seller;

      1.1.i. all rights of the Seller to that certain promissory note of Allen J. Sheerin to Seller; (the "Sheerin Note");

      1.1.j. all deposits and prepayments with (i) landlords with respect to the Assumed Leases and (ii) utilities with respect to the Assumed Leases (the '"Included Deposits); and

      1.1.k. all rebates, credits, cooperative advertising or promotional monies due to Seller from any vendors with respect to the Assets (the "Vendor Credits") which are not contested by the vendors or subject to any setoff, recoupment or other claims or counterclaims of any vendors against Seller arising out of the bankruptcy proceedings or otherwise, provided that, in the event Seller has scheduled any claim by the vendor or the vendor has filed a proof of claim for any monies due such vendor from Seller, all rights to any Vendor Credits with respect to such vendor shall remain with Seller.

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

      1.2. Excluded Assets. Notwithstanding anything contained  in
Section 1.1. hereof to the contrary, Seller is not selling, and Buyer is not purchasing, pursuant to this Agreement, any asset of Seller not identified as an Asset, including without limitation the following, all of which shall be retained by Seller:

      1.2.a. the Excluded Leases and all other real or personal property leases of Seller not listed in Schedules 1.1.c.1 or 1.1.e., respectively;

     1.2.b. all cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, bank accounts, security or other deposits of the Seller on the Closing Date, except for the Included Deposits;

       1.2.c. Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller and duplicate copies of such accounting and other records as Seller deems advisable to file its tax returns and reports and for other corporate purposes;

     1.2.d. all refunds, rebates or other monies due to or held by or on behalf of the Seller arising out of any income, sales, property, value added, franchise, excise or any tax whatsoever from any governmental taxing authority;

      1.2.e. all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any maintained by Seller;

      1.2.f. all contracts of insurance and all insurance proceeds or claims previously made by Seller or which may be asserted in the future relating to assets, property, liabilities, rights or claims arising on behalf of the Seller prior to the Closing Date irrespective of when such claims are actually asserted;

      1.2.g. any claims, causes of action and claims for relief whether or not asserted prior to the Closing Date which are asserted by Seller in any litigation involving Seller including without limitation claims arising under Title 11, United States Code, but not any claims (i) arising out of breaches of express or implied warranties relating to any of the Assets or (ii) relating to the Accounts Receivable;

      1.2.h. any books and records relating to any of the foregoing, except to the extent that Buyer wishes to make, at its expense, a duplicate copy of such materials in order to facilitate its operation of the Business;

      1.2.i. all rights of the Seller to those certain promissory notes of Hi-Lo Automotive, Inc. to Seller; and

      1.2.j. all Vendor Credits and rights with respect thereto which are not included in the Assets pursuant to Section 1.1.k. above.

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

                            ARTICLE II

                           CONSIDERATION

      2.1. Payment of Purchase Price for Assets. The initial purchase price for the Assets shall be the sum of (i) $6,176,582, plus (ii) the Real Estate Lease Assumption Payment, as such term is hereinafter defined in Section 2.4. below, plus (iii) the Buyer's Expense Reimbursement", as such term is defined in Section
2.5. below (items (i),(ii) and (iii) hereinafter collectively the "Initial Purchase Price"). Said Initial Purchase Price shall be reduced by such adjustments, if any as may be required first by the "Receivable Adjustment", as defined in Section 2.2. below (said resulting amount hereinafter defined as the "Adjusted Purchase Price") and/or the "Inventory Adjustment" as defined in
Section 2.3. below. The Adjusted Purchase Price, as further adjusted by the Inventory Adjustment shall be the "Final Purchase Price". The Final Purchase Price shall be payable as follows:

      2.1.a. Initial Deposit. Buyer shall deliver to counsel for the Seller, Jeffer, Mangels, Butler & Marmaro LLP ("JMBM") into an interest bearing segregated account (the "Escrow Account") an initial deposit of $50,000 upon execution of this Agreement (the "Initial Deposit"). This Initial Deposit shall be held in escrow by JMBM pending consummation of the Sale or termination of this Agreement. Except as set forth in the following two sentences: (i) interest earned on all funds in the Escrow Account and the "'BCS Escrow Account", as hereinafter defined (the "'Escrow Interest") shall be for the Seller's benefit and shall not serve to reduce or be applied towards the Final Purchase Price, and (ii) the Initial Deposit shall be non-refundable. In the event to Sale is not consummated, the Initial Deposit and the Escrow Interest shall be returned to the Buyer only in the event the Sale is not consummated solely for the following reasons:

      2.1.a.l. failure to obtain entry of the Sale and Lease Assumption Order from the Bankruptcy Court on or before May 22, 1997 in form and substance acceptable to Buyer; or

     2.1.a.2.  breach by the Seller of its obligations hereunder.

      In the event the Sale is consummated, the Escrow Interest shall be delivered to the Buyer at the Closing as set forth in
Section 2.1.e. below.

      2.1.b. Second Deposit. Buyer shall deliver to the Escrow Account via wire transfer, cashier's check or certified check the sum of $50,000 no later than the close of business on May 20, 1997 (the "Second Deposit") . This Second Deposit, shall be held in the Escrow Account pending consummation of the Sale or termination of this Agreement and shall be non-refundable to Buyer unless the Sale is not consummated solely for the reasons set forth in Sections 2.1.a.l. and 2.1.a.2. above, in which case it will be returned to Buyer.

      2.1.c. Final Deposit. Buyer shall deliver to its counsel, Bode, Call & Stroupe, LLP. ("BCS") into an interest bearing segregated account (the "BCS Escrow Account") via wire transfer, cashier's check or certified check the sum of $400,000 concurrently with and as a condition of the entry of the Sale and Lease Assumption Order (the "Final Deposit") . This Final Deposit shall be

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

held in the BCS Escrow Account pending consummation of the Sale or termination of this Agreement and shall be non-refundable to Buyer unless the Sale is not consummated solely for the reasons set forth in Sections 2.1.a.l. and 2.1.a.2. above, in which case it will be returned to Buyer.

      2.1.d. Cash at Closing. Except as set forth in 2.3.b. below with respect to the "'Inventory and Equipment Adjustments Escrow", at the Closing, the following funds shall be deposited to a segregated client trust account on behalf of Seller at JMBM (the "Closing Account") via wire transfer, delivery of a certified or bank check or other form of cash requested by Seller:

     the Initial and Second Deposit;

     (i) the Final Deposit;

       $5,676,582       less  the  "Receivable   Adjustment",   as
hereinafter defined in Section 2.2. below (the "Closing Cash");

      the "Buyer's Real Estate Lease Payment", as such term is defined in Section 2.4. below; and

      (ii)  the  "Buyer's  Expense Reimbursement"  as  defined  in
Section 2.5. below.

     2.1.e. Application of Escrow Funds. At the Closing, JMBM with respect to the Escrow Account and BCS with respect to the BCS Escrow Account shall each be deemed to have the joint consent of Buyer and Seller to, and are hereby authorized and directed to disburse the Initial, Second and Final Deposits to the Closing Account and disburse all Escrow Interest to the Buyer.

     2.2. Accounts Receivable Adjustment. Seller shall prepare and deliver to Buyer no later than the close of business on May 20, 1997 a schedule showing all payments made on account of the "Opening Accounts Receivable" as set forth in Schedule 2.2.
attached hereto and made a part hereof through May 19, 1997 (the "Receivable Payments") . For the purposes hereof the Opening Accounts Receivable shall be deemed to be those scheduled accounts receivable (gross) on the books and records of the Seller as of March 17, 1997 which the parties agree aggregated to $2,314,651. The parties agree that the Initial Purchase Price shall be reduced dollar for dollar by the sum of the Receivable Payments (the "Receivable Adjustment"). At the Closing or thereafter as the case may be, Seller agrees to deliver to Buyer a any proceeds received by it on account of the opening Accounts Receivable and not reflected on Receivable Payment Schedule; provided, however, that Seller need not deliver any such payments received after the Closing more frequently than on a bi-weekly basis.

      2.3. Inventory Adjustment. Subject to the limitations set forth below, the parties agree that for the purposes of this Agreement the Adjusted Purchase Price shall be reduced dollar for dollar to the extent that the "Closing Inventory", as hereinafter defined in Section 2.3.a. below, is more than $500,000 less than the "Opening Inventory" which for the purposes hereof shall be deemed to be $17,208,674, the gross amount of the inventories on the books and records of the Seller as of March 17, 1997 (the "Inventory Adjustment").

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

      Under no circumstances shall the of the Inventory Adjustment to the Adjusted Purchase Price exceed the amount of funds held in the "Inventory Adjustment Escrow" as hereinafter defined in
Section 2.3.b. below.

     2.3.a. Inventory Audit. Buyer agrees to "audit" the inventory owned by Seller at the Closing as follows:

     2.3.a.1. the Opening Inventory shall be "'audited" at Buyer's sole cost and expense through an actual physical count thereof by representatives of the Buyer. Seller's representatives may be present at such "audit" at Seller's expense. The value of the inventory  held  by the Seller on the Closing Date  shall  be  the average costs of the items as historically accounted for on the Seller's books and records without regards for damage, marketability, or obsolescence (the "Closing Inventory").

      2.3.a.2. the parties agree that the audit of the Opening Inventory held at the properties subject to Excluded Leases shall be completed no later than the Closing Date. The audits of all other Opening Inventory held at locations subject to Assumed Leases shall be concluded no later than the first to occur of either (i) 45 days after the Closing Date or (ii) as to each particular property subject to an Assumed Lease the first to occur of: W three business days prior to the delivery of any new inventory purchased by the Buyer to such location; (y) the sale or removal of Opening Inventory from such location; or (z) the commencement of business by Buyer from such location. Buyer shall deliver to Seller a schedule no later than 45 days after the Closing Date of the Closing Inventory and the proposed Inventory Adjustment, if any, necessitated thereby (the "Closing Inventory Schedule"). Seller shall have 10 business days to object to the Closing Inventory or it shall be deemed accepted by the Seller. In the event Buyer fails to deliver such Closing Inventory Schedule to Seller within 45 days of the Closing Date, the parties agree that no Inventory Adjustment may thereafter be required and the Seller shall be entitled immediately to withdraw all funds held in the Inventory Adjustment Escrow. If Seller objects to the Closing inventory Schedule in a timely manner, as provided above, and the parties cannot agree on a Inventory Adjustment, if any, within 10 business days after the delivery of such objection, then and in such event either party may file appropriate pleadings with the Bankruptcy Court seeking an adjudication of this dispute, by contested matter and not by adversary proceeding.

     2.3.b. Inventory Adjustment Escrow. On the Closing Date, JMBM shall establish a segregated interest bearing escrow account from the Closing Cash equal to 10% of sum of (i) the Closing Cash plus
(ii) the Initial, Second and Final Deposits (the "Inventory Adjustment Escrow") . The proceeds from the Inventory Adjustment Escrow without interest will first be delivered to the Buyer to cover the amounts, if any, of the Inventory Adjustment with the balance of such proceeds delivered to the Closing Account, and all interest earned thereon allocated with the disbursement of such proceeds.

     Buyer's Real Estate Lease Payment. Buyer agrees to pay Seller the lesser of: (i) $200,000 or (ii) 50% of the sum of: W the amounts actually due by Seller pursuant to the Sale and Lease Assumption Order to cure all pre-petition and post-petition rents, taxes and expenses on the Assumed Leases plus (y) the amounts owed by the Seller for the aforementioned items with respect to the Excluded Leases (the "Buyer's Real Estate Lease Payment").

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

     Buyer's Reimbursement of Certain Expenses. From and after the date of this Agreement through the first to occur of either the Closing Date or the termination of the Agreement other than solely as a result as a result of the items set forth in 2.1.a.l. or 2.1.a.2. above, Buyer agrees to pay for the following expenses:

      2.5.1.a. premium payments in an amount not to exceed $8,000 per week, on those insurance policies covering the Assets set forth in Schedule 2.5.1.a. attached hereto and made a part hereof;

      2.5.1.b. all costs and expenses relating to certain overhead items, not to exceed $15,000 per week, as expressly set forth in
Schedule 2.5.1.b. attached hereto and made a part hereof;

     2.5.1.c. an amount not to exceed $8,800 per week equaling all costs and expenses, including salary as set forth opposite the names of those individuals listed in Schedule 2.5.1.c. attached hereto and made a part hereof (the "'Retained Individuals"), workers' compensation insurance and health insurance for any Retained Individual who requests it; and

The expenses set forth in Sections 2.5.1.a., 2.1.5.1.b. and 2.5.1.c. above hereinafter collectively referred to as the "Buyer's Expense Reimbursement". Said Buyer's Expense Reimbursement shall be payable to Seller at the Closing or if the Agreement is terminated for any reason other than as set forth on Sections 2.1.a.l. and 2.1.a.2. above, immediately upon such termination.

      2.5.2. Buyer shall pay as incurred all costs and expenses of relocating all Assets from properties subject to the Excluded Leases.

      2.5.3. Buyer agrees to assume all post-Closing Date rent and other ongoing costs and expenses relating to those Excluded Leases which will not be terminated on or before the Closing Date for a period terminating upon the last to occur of the following: (i) Buyer's abandonment of the premises; (ii) termination of any applicable notice period with respect to the termination of such Excluded Leases; and (iii) termination of such Excluded Leases pursuant to an order of the Bankruptcy Court or agreements between the landlords and Buyer (the "Excluded Lease Payments"). Buyer shall be responsible for giving the landlords with respect to such leases appropriate notice of the termination thereof.

      2.6. Assumption of Designated Liabilities. Buyer agrees to assume all post-closing liabilities and obligations with respect to the Real Property Leases, the License Rights, the Leased Equipment and the Excluded Lease Payments ("Assumed Liabilities"). Any obligation not expressly assumed by Buyer in the Agreement or the Sale and Lease Assumption Order shall remain the obligation of the Seller, subject to the effect of the Bankruptcy Code.

       2.7. Closing Costs; Transfer Taxes. Buyer shall be responsible for and shall defend and indemnify Seller against any and all documentary transfer taxes and any sales, use, excise, property or other taxes imposed by reason of the transfer of the Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

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

                            ARTICLE III

                              CLOSING

      The Closing of the transactions contemplated herein (the "Closing") shall be held at the offices of JMBM, 2121 Avenue of the Stars, Tenth Floor, Los Angeles, California 90067, two business days after the entry of the Sale and Lease Assumption Order on or about 10:00 a.m. local time or such other place as Seller and Buyer shall mutually agree (the "Closing Date"), provided that all conditions to each party's obligations hereunder, as set forth herein, have been satisfied by such date or waived in writing by the party intended to be benefited thereby, and further provided that this Agreement shall terminate if the Closing Date has not occurred by the date set forth in
Section 11.1. hereof.

                            ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represent and warrant to Buyer as follows:

      4.1. Organization of Seller. Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in the first paragraph of this Agreement.

      4.2. Consents and Approvals. Except for those consents set forth on Schedule 4.2. which will be attached hereto and made a part hereof prior to May 20, 1997 (the "Consents"), no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority (other than the Bankruptcy Court), is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.3. Compliance With Laws. Seller has complied with, and Seller has not received any notice that Seller is in violation of, applicable laws, rules, regulations that could have a material adverse effect on Buyer's use of the Assets in the Business.

      4.4. No Obligations to Repair. To the best of Seller's knowledge, Seller has complied with any order by any governmental agency or any written demand of any casualty insurance Seller requiring Seller to repair, maintain or improve the condition of any of the Real Property Leases.

      4.5. Title to Assets; No Liens. Seller has good and marketable title to and interest in the Assets, and, except with respect to the Assumed Liabilities, upon the approval of the Sale by the Bankruptcy Court and the satisfaction of all other conditions to Seller's obligations hereunder, the Assets will be acquired by Buyer free and clear of any lien or encumbrance.

      4.6. Environmental Matters, Seller has no knowledge or information of the presence of any illegally stored or maintained toxic or hazardous materials or environmental contamination at the properties subject to the Assumed Leases which would materially adversely affect Buyer's use of such properties or the Assets contained therein.

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

      The aforementioned representations shall terminate at the Closing and shall be of no further force or effect thereafter.

                             ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

      5.1. Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in the first paragraph of this Agreement and has full corporate power and authority to conduct its business as it is presently being conducted.

      5.2. Authorization. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      5.3. No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment,. license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

       5.4. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority (other than the Bankruptcy Court), is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      5.5. No Brokers. Buyer has not entered into and will not enter into any contract, agreement, arrangement, or understanding with any person or firm which will result in the obligation to pay any finders' fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

      5.6. Sophisticated Purchaser. Buyer is a sophisticated purchaser and Buyer's offer and decision to purchase the Assets is based upon its own independent expert review and evaluation of the Assets and such materials as are deemed relevant by Buyer and its agents. Except as otherwise disclosed herein in writing, Buyer has not relied in entering into this Agreement upon any oral or written information from Seller, or any of their respective employees, affiliates, agents, legal counsel or other representatives. Buyer further acknowledges that no employee, agent, legal counsel or other representative of Seller has been authorized to make, and Buyer has not relied upon, any statement or representation other than those specifically set forth in this Agreement.

      5.7. Condition of Assets. Notwithstanding anything contained herein to the contrary, Buyer represents and warrants that, as specified in Section 5.6 hereof, Buyer has, or shall have, inspected and conducted such tests and studies of the Assets as it elects, and that Buyer is familiar with the general condition of the Assets. Seller shall not have any responsibility or liability with respect to the condition or fitness for any particular purpose of the Assets. Buyer represents and warrants that Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer's own inspection of the Assets. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Assets for the operation of the Business by Buyer or any other proposed or intended use by Buyer shall not affect the rights or obligations of the Buyer hereunder.

                            ARTICLE VI

                   COVENANTS OF SELLER AND BUYER

     Seller and Buyer covenant with each other as follows:

      6.1. Access to Assets. Seller shall allow Buyer at Buyer's expense during regular business hours to make such inspection of the business and properties of Seller and to inspect and make copies of other contracts, books and records or information requested by Buyer and necessary for or reasonably related to the Assets, including historical financial information, concerning the Business and operations of such facilities. All such information shall be provided to Buyer in such form as such information may presently exist or be readily available.

      6.2. Consents and Best Efforts. As soon as practicable after the date hereof, Buyer and Seller, as applicable, will commence all other reasonable action required hereunder to obtain all the Consents and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Assets by a date 'early enough to allow the sale hereunder to be consummated by the Closing Date. Buyer shall cooperate in good faith with Seller's efforts to obtain such Consents, including but not limited to the prompt delivery of all agreements, information, documents, financial data and Bankruptcy Court pleadings as may be necessary for the Seller to obtain the Sale and Lease Assumption Order.

      6.3. Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Seller shall give prompt notice to Buyer of any order, judgment, writ, injunction or decree of any court, governmental agency or entity threatened against or affecting the Assets. Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      6.4. Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From time to time after the Closing, Seller will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Buyer in order to vest in Buyer all right, title and interest of Seller in and to the Assets and otherwise in order to carry out the purpose and intent of this Agreement.

       6.5. Transfer of Permits. Seller shall use its best reasonable efforts to assist Buyer in obtaining the transfer of any existing permit previously issued to Seller by any governmental agency permitting Seller to operate the Assets.

      6.6. Post-Closing Utilization of Certain Assets By Seller. Buyer agrees that for a period through and including December 31, 1997 (the "Asset Utilization Period"), Seller or Seller's parent corporation, ReddiBrake Supply, Inc. (the "Parent"), may have unlimited access to and utilize without charge by Buyer all office related Assets including all computers and related equipment and software, telephones, fax machines, copiers, desks, file cabinets, books and records and office supplies located at the Seller's address listed in this Agreement; provided that, Seller's utilization of these Assets does not unduly interfere with Buyer's access to and utilization of the Assets on such premises. In the event Buyer moves such Assets to its new Western regional headquarters or offices prior to the first to occur of: (i) the termination of the Asset Utilization Period or (ii) both (y) the confirmation of the Seller's Plan of Reorganization and (z) completion of the winding-up of the Parent's affairs; then Buyer shall provide Seller and/or Parent with the same unlimited rights of access, up to 500 square feet of usable space, three of each of the following: desks, chairs, telephones and computers, one facsimile machine and one copier, all without any charge to Seller, except a pro-rata pass through of any rent or related charges with respect to the space occupied by the Seller and/or the Parent pursuant hereto.

                            ARTICLE VII

                CONDITIONS TO SELLER'S OBLIGATIONS

      The obligations of Seller to consummate the Sale and the other transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1. Representations, Warranties, and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed all obligations, agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

      7.2. Consents. All Consents to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless such consents, approvals, and waivers have been waived by Seller.

      7.3. Sale and Lease Assumption Order. The Bankruptcy Court shall have entered the Sale and Lease Assumption Order in form acceptable to Seller.

      7.4. No Governmental Proceedings or Litigation. No action by any governmental authority shall have been instituted or threatened which questions the validity or legality of the Sale or the other transactions contemplated hereby and which could reasonably be expected materially and adversely to damage Seller if the transactions contemplated hereunder are consummated.

      7.5. Certificates. Buyer will furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

      7.6. Corporate Documents. Seller shall have received from Buyer resolutions duly adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

     7.7. Closing Deliveries. Buyer shall have delivered to Seller all of the documents required by Section 10.2 hereof, the Final Deposit, the Closing Cash, the Buyer's Real Estate Lease Payment and the Buyer's Expense Reimbursement.

                           ARTICLE VIII

                 CONDITIONS TO BUYER'S OBLIGATIONS

      The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

       8.1. Representations, Warranties, and Covenants. All representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

      8.2. Consents. All Consents to permit Seller to effectuate the Sale and to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless such consents, approvals, and waivers have been waived by Buyer.

      8.3. Sale and Lease Assumption. The Bankruptcy Court shall have entered the Sale Lease Assumption Order in form and substance acceptable to Buyer.

      8.4. No Governmental Proceedings or Litigation. No action by any governmental authority shall have been instituted or threatened which questions the validity or legality of the Sale or the other transactions contemplated hereby and which could reasonably be expected materially and adversely to damage Buyer or the Assets if the transactions contemplated hereunder are consummated.

      8.5. Certificates. Seller will furnish Buyer with such certificates of Seller to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.6. Closing Deliveries. Seller shall have delivered to Buyer all of the documents required by Section 10.1. hereof.

      8.7. Financing Contingency. Buyer shall have obtained a commitment for financing in an amount not to exceed $8, 700, 000 (the "Financing") . Notwithstanding the foregoing, in the event Buyer does not deliver to Seller a notice of its failure to the Financing on or before May 16, 1997 this Financing Contingency shall have been deemed to be satisfied and/or waived by the Buyer without any further action on the part of the Seller.

      8.8. Fixed Assets and Motor Vehicles Contingency. Attached hereto and made a part hereof is Schedule 8.8. which Seller believes sets forth all material items of furniture, fixtures, machinery, equipment and motor vehicles owned by the Seller as of the date hereof (the "Opening FF & E"). Buyer may at Buyer's sole cost and expense "audit" the Opening FF & E through an actual physical count thereof by representatives of Buyer (the ""FF & E
Audit"). Seller's representatives may be present at the FF & E Audit at Seller's expense. The FF & E Audit shall be completed no later than May 9, 1997. In the event Buyer determines that as a result of the FF & E Audit there has been a material diminution of the Opening FF & E, Buyer may, upon written notice (the '"FF & E Audit Notice")to Seller setting forth the Opening FF & E located through the audit (the "Adjusted FF & E" ), delivered on or before the close of business on May 9, 1997, seek a mutually agreeable adjustment to the Initial Purchase Price. In the event the parties are unable to agree on such adjustment to the Initial Purchase Price and/or the Adjusted FF & E on or before the close of business on May 14, 1997, Buyer may upon notice to the Seller immediately terminate this Agreement. If no FF & E Audit Notice is received by Seller on or before the close of business on May 9, 1997 or, if applicable, no termination notice is received by Seller on or before the close of business on May 14, 1997, Buyer shall be deemed to have accepted the Opening FF & E as scheduled and Buyer's rights pursuant to this Section shall terminate without any further action on the part of the Seller.

                            ARTICLE IX

                           RISK OF LOSS

      Prior to the Closing Date, all risk of fire or casualty loss or damage to the Assets and solely with respect to the Adjusted FF & E, if any, loss by theft shall be borne by Seller, thereafter all such risks shall be borne by Buyer. If a portion of the Assets whatsoever is destroyed or damaged by fire or any other cause prior to the Closing Date, Seller shall promptly give notice to Buyer of such damage or destruction and the amount of insurance, if any, covering said personal property. Prior to the Closing Date, in consultation with Seller, Buyer shall elect whether to
(i) have Seller repair, replace and restore any such damaged or lost Assets to the reasonable satisfaction of Buyer, or (ii) accept the Assets in their destroyed or damaged condition, in which event any insurance proceeds payable to Seller with respect to the damaged property shall be assigned to Buyer, and the full Purchase Price payable by Buyer for the Assets shall be paid. If, through no fault on the part of Buyer, the Assets are destroyed or damaged and Seller refuses to satisfy its obligations set forth in clause W or (iii) above prior to the Closing Date, then Buyer shall have the right to terminate this Agreement and to a full return of the Initial Deposit, the Second Deposit and/or the Final Deposit; provided that Buyer gives Seller no less than three days prior written notice with an opportunity to cure prior to its termination of this Agreement pursuant to this Section.

                             ARTICLE X

                        CLOSING DELIVERIES

      10.1. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

      10.1.a. Bills of Sale, deeds, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance reasonably satisfactory to counsel for Buyer, as shall be effective to vest in Buyer title in and to the Assets;

     10.1.b.   the certificates referenced in Section 8.5. hereof;

     10.l.c. an Amendment to Seller's Certificate of Incorporation changing Seller's name, suitable for filing with the Office of the Secretary of State of the State of California plus all other necessary documents in order to effectuate such name change;

     10.1.d.   the Sheerin Note; and

      10.1.e. a copy of the Sale and Lease Assumption Order, filed stamped "Entered" by the Clerk of the Bankruptcy Court.

      10.2. Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

      10.2.a. the Final Deposit, the Closing Cash, Buyer's Real Estate Lease Payment and Buyer's Expense Reimbursement as required under Sections 2.1.c., 2.1.d. and 2.4. and 2.5. hereof;

      10.2.b.    the  certificates and resolutions  referenced  in
Sections 7.5. and 7.6. hereof; and

      10.2.c. such other documents as may be required to evidence Buyer's assumption of the Assumed Leases pursuant to Section 6.2. above.

                            ARTICLE XI

                        TERMINATION RIGHTS

       11.1. Termination of the Agreement. If any condition precedent to Seller's obligations hereunder is not satisfied and such condition is not waived by such party at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by it at or prior to the Closing Date, Seller or Buyer, as the case may be, may terminate this Agreement at its option by three business days notice with opportunity to cure notice to the other party hereto; provided, however, in no event shall such notice period either (i) extend past the Bankruptcy Court hearing to approve this Agreement and the transactions contemplated hereby; or (ii) serve to extend the Closing Date. Except as provided in Section
2.1. above, in the event of the termination of this Agreement by any party as above provided, or in the event the Closing Date has not occurred by May 23, 1997, no party shall have any liability hereunder of any nature whatsoever to the other parties, including any liability for damages, unless any party is in default under its obligations hereunder, in which event the party in default shall be liable to the other parties for such default. In the event that a condition precedent to his or its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate automatically if the Closing Date has not occurred on or prior to May 23, 1997.

     11.2. Reimbursement of Buyer's Out-of-Pocket Expenses. In the event the Agreement is terminated solely as a result of an overbid approved by the Bankruptcy Court, Seller agrees to reimburse Buyer up to but not in excess of an aggregate amount of $620,000 for Buyer's actual out-of-pocket costs and expenses incurred and payments made as follows:

      11.2.1.    in  satisfaction  of  Buyer's  obligations  under
Section 2.5. above; and

     11.2.2. in connection with the transactions contemplated by this Agreement.

                            ARTICLE XII

                            NO WARRANTY

     12.1. No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Assets, the Sale or the transactions contemplated herein or the zoning, construction, physical condition or other status of the Assets except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

     12.2. "AS IS" Condition. NOTWITHSTANDING THE LIMITED SCOPE OF
SECTION 5.7., BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER HAS MADE OR DOES HEREBY MAKE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO
(I) THE VALUE OF THE ASSETS; (II) THE INCOME TO BE DERIVED FROM THE ASSETS; (III) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREWITH; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE ASSETS; (VI) THE NATURE, QUALITY OR CONDITION OF THE ASSETS; (VII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE ASSETS; (VIII) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY WRITTEN INFORMATION OR PRELIMINARY REPORT REGARDING TITLE TO OR OF THE ASSETS: AND (IX) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE ASSETS, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER.

      BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSETS AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE ASSETS, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE ASSETS WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION AFFECTING THE ASSETS WHICH WERE RETAINED BY SELLER FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSSES, LIABILITIES, DAMAGES, EXPENSES, DEMANDS, ACTIONS OR CAUSES OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION.

      SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATION

TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

      BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE ASSETS.

      NOTHING CONTAINED IN THIS SECTION 12.2. SHALL EFFECT THE RIGHTS OF THE PARTIES HERETO PURSUANT TO SECTIONS 2.2., 2.3. AND
ARTICLE IX HEREOF.

                           ARTICLE XIII

                     MISCELLANEOUS PROVISIONS

      13.1. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except, that Buyer may, without such consent, prior to the Bankruptcy Court hearing on the Sale and Lease Assumption Order assign all such rights and such obligations to any "affiliate" as such term is defined by the Federal Securities Laws; provided that such entity shall: (y) have the financial capacity to perform Buyer's obligations hereunder and under the Sale and Lease Assumption Order and (z) assume all obligations and liabilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

      13.2. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally by messenger or courier, by facsimile, or if mailed by certified or overnight express mail, postage prepaid, return receipt requested (such mailed notice to be effective on the first date of attempted delivery), as follows:

          If to Seller, addressed to:

               REDDIBRAKE SUPPLY COMPANY, INC.
               1376 Walter Street
               Ventura, CA. 93003
               Attention:     Sandford T. Waddell
                         Interim Chief Executive Officer
               Facsimile No. (805) 644-4347

               With a copy to:

               Jeffer, Mangels, Butler & Marmaro LLP
               2121 Avenue of the Stars 10th Floor
               Los Angeles, CA. 90067
               Attention: Joseph A. Eisenberg P.C.

               Facsimile No. (310) 785-5357

               If to Buyer, addressed to:

               Express Parts Warehouse, Inc.
               3825 Barrett Drive, Suite 104
               Raleigh, North Carolina 27609
               Attention:     Edward Slavin
                         President
               Facsimile:     (919) 786-2766

               With a copy to:

               Bode, Call & Stroupe, LLP.
               2626 Glenwood Avenue
               Raleigh, North Carolina 27608
               Attention: Odes Stroupe, Esq.
               Facsimile: (919)881-9548

               If to Escrow Agent, addressed to:

               Jeffer, Mangels, Butler & Marmaro LLP
               2121 Avenue of the Stars, 10th Floor
               Los Angeles, California 90067
               Attention: Joseph A. Eisenberg P.C.
               Facsimile No. (310) 785-5357

or to such other place and with such other copies as any party may designate as to himself or itself by written notice to the others.

      13.3. Choice of Law; Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without giving effect to the choice of law principles thereof. The parties further agree that the sole and exclusive forum for the resolution of any dispute arising out of or relating to their rights and obligations hereunder shall be the Bankruptcy Court.

      13.4. Entire Agreement; Amendments and Waivers. Except with respect to the Sale Order and the Lease Order the terms of which shall not be modified by this Agreement, this Agreement, together with all Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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

      13.5. Multiple Counterparts. This Agreement may be executed in one or more counterparts, by original signatures, copies or signatures delivered by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.6. Expenses. Except as set forth in Sections 2.3. and 2.5. hereof, each party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation and preparation of this Agreement and the documents contemplated hereby and completion of the transactions contemplated thereby.

      13.7. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      13.8. Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      13.9. Attorneys' Fees. Should any party hereto institute any action or proceeding at law or in equity to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

     13.10. Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

     13.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      13.12. Rule of Construction. Each party and counsel for each party have reviewed this Agreement. The parties hereto hereby agree that the normal rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting this
Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, either individually or on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         REDDIBRAKE SUPPLY COMPANY, INC.

                         By: /s/ Sandford T. Waddell
                         Title: Interim Chief

                         Executive Officer

                         EXPRESS PARTS WAREHOUSE, INC

                         By: Edward Slavin
                         Title: President

                               E-53
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